Exhibit 99.1

PRESS RELEASE

Santa Monica Media Corporation
11845 West Olympic Boulevard
Suite 1125W
Los Angeles, CA  90064

Contact Information:	David M. Marshall
Chief Executive Officer
Santa Monica Media Corporation
(310)-526-3222

SANTA MONICA MEDIA CORPORATION RECEIVES GOING CONCERN QUALIFICATION
WITH RESPECT TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2008;
RECEIVES EXTENSION FROM NYSE AMEX UNTIL AUGUST 11, 2009 TO MEET CONTINUED
LISTING STANDARDS

LOS ANGELES, CA – May 12, 2009 – Santa Monica Media Corporation (NYSE ALTERNEXT US: MEJ.U, MEJ, MEJ.WS) announced today that On February 10, 2009, Santa Monica Media Corporation (the “Company”) received notice from the NYSE Amex Staff (“Exchange”) indicating that it was below certain additional continued listing standards of the Exchange, specifically that the Company had not held an annual meeting of stockholders in 2008, as set forth in Section 704 of the NYSE Amex Company Guide.  The Company was afforded the opportunity to submit a plan of compliance to the Exchange and on May 4, 2009, the Exchange notified the Company that it accepted the Company’s plan of compliance and granted the company an extension until August 11, 2009 to regain compliance with the continued listing standards.  The Company will be subject to periodic review by Exchange Staff during the extension period.  Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE AMEX LLC.

In addition, in connection with the Company’s annual financial statements for the year ended December 31, 2008 included in its Form 10K filing on April 3, 2008, the Company received a going concern qualification from its auditors.

Santa Monica Media Corporation is a blank check company organized for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more operating businesses in the in the communications, media, gaming and/or entertainment industry.

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This release contains forward-looking statements including financial projections as to operating cost savings and the Company’s plans.  These forward-looking statements are not historical facts but rather are based on current expectations and projections about the Company and management’s beliefs and assumptions.  Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “ seeks” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements.  The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors.  Readers of this release are cautioned not to place undue reliance on these forward-looking statements.